Exhibit 6.3

GUARANTY AGREEMENT

WHEREAS, the execution of this Guaranty Agreement, dated as of March 19, 2019, is a condition to the lenders party to the Loan Agreement referred to below (the “Lenders”) making certain loans to HC GOVERNMENT REALTY HOLDINGS, L.P., a Delaware limited partnership (“Borrower”), pursuant to that certain Loan Agreement dated as of the date hereof, between Borrower, the Lenders and HCM AGENCY, LLC, in its capacity as collateral agent (the “Agent”) (such Loan Agreement as it may hereafter be amended, restated, supplemented or modified from time to time, is hereinafter referred to as the “Loan Agreement”). Capitalized terms used but not defined herein are used as defined in the Loan Agreement

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned (each a “Guarantor”; collectively, the “Guarantors”), hereby irrevocably and unconditionally guarantee to Lenders and the Agent the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined).

This Guaranty Agreement shall be upon the following terms:

I.           The term “Guaranteed Indebtedness”, as used herein means all of the “Obligations”, as defined in the Loan Agreement. The term “Guaranteed Indebtedness” shall include any and all post-petition interest and expenses (including reasonable attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. As of the date of this Guaranty Agreement, the Obligations include, but are not limited to, the Loans evidenced by the Notes and all renewals, extensions, amendments, increases, decreases or other modifications of any of the foregoing and all promissory notes given in renewal, extension, amendment, increase, decrease or other modification thereof.

II.           This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and each Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Agent or Lenders or any other party, or which any Guarantor may have against Borrower, Agent, Lenders, or any other party, shall be available to, or shall be asserted by, such Guarantor against Agent or Lenders or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

III.           If any Guarantor becomes liable for any indebtedness owing by Borrower to Agent or Lenders by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent or Lenders hereunder shall be cumulative of any and all other rights that Agents or Lenders may ever have against such Guarantor. The exercise by Agent or Lenders of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

IV.           In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantors shall promptly pay the amount due thereon to each Lender without notice or demand in lawful currency of the United States of America and it shall not be necessary for Agent or Lenders (or the Required Lenders), in order to enforce such payment by each Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. Until the Guaranteed Indebtedness is paid in full, to the fullest extent permitted by applicable law, each Guarantor waives any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating such Guarantor to the rights of Agent or Lenders) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Indebtedness for any payment made by any Guarantor under or in connection with this Guaranty Agreement or otherwise.

V.           If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantors hereunder forthwith on written demand by the Required Lenders.

VI.           Each Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantors: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of any Guarantor hereunder, or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, any Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Agent or Lenders to Borrower, any Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Agent or Lenders to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Agent or Lenders is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Agent or Lenders are required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Agent to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any Guarantor.

VII.           Each Guarantor represents and warrants to Agent and Lenders as set forth below:

(1)           Each Guarantor is a limited liability company or corporation, as applicable, duly organized, validly existing and in good standing under the laws of the state of its organization, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary (except where failure to so qualify would not have a Material Adverse Effect).

(2)           Each Guarantor has the limited liability company or corporate power, as applicable, authority and legal right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights.

(3)           The execution, delivery, and performance by each Guarantor of this Guaranty Agreement have been duly authorized by all requisite action on the part of such Guarantor and do not and will not violate or conflict with the Organizational Documents of such Guarantor or any law, rule, or regulation or any order, writ, injunction or decree of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any of the revenues or assets of such Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which such Guarantor or its properties is bound.

(4)           No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery or performance by such Guarantor of this Guaranty Agreement or the validity or enforceability thereof, or, if any authorization, approval or consent is necessary, such authorization, approval or consent has been obtained or made on or prior to the date hereof.

(5)           To the best of Guarantor’s knowledge and belief, the value of the consideration received and to be received by such Guarantor as a result of Borrower, Agent and Lenders entering into the Loan Agreement and such Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of such Guarantor hereunder, and such liability and obligation and the Loan Agreement have benefitted and may reasonably be expected to benefit such Guarantor directly or indirectly.

(6)           Such Guarantor, together with Borrower and each other Guarantor (as defined in the Loan Agreement) on a consolidated basis, both before and after execution and performance of this Guaranty Agreement and the other Loan Documents and the documents evidencing other permitted indebtedness of the Credit Parties, (i) is not insolvent and (ii) its liabilities do not exceed its assets.

(7)           Neither Guarantor (i) has engaged in any material business or activities, or entered into, executed or performed any material agreement, arrangement, instrument or transaction, (ii) owns any material property (other than Equity Interests of the Borrower and, indirectly, the Borrower’s Subsidiaries), (iii) has incurred any indebtedness, or (iv) has granted any Liens in any of its property, in each case, other than (A) entering into and performing its obligations under this Guaranty Agreement and the Loan Documents to which it is a party, (B) undertaking activities incidental to its status as a holding company, (C) incurring and discharging limited liability company or corporate and administrative overhead, costs and expenses relating to maintenance of its existence or otherwise relating to the business of its Subsidiaries in accordance with the Loan Documents, (D) issuing, selling and redeeming its own Equity Interests, subject to the terms of this Agreement, (E) holding directors and members’ meetings and (F) as specifically contemplated by the Loan Agreement.

VIII.                      Each Guarantor covenants and agrees that, until Payment in Full, such Guarantor will observe the covenants set forth below:

(1)           Each Guarantor will furnish promptly to Agent and Lenders written notice of the occurrence of any default under this Guaranty Agreement or any Event of Default of which such Guarantor has knowledge.

(2)           Each Guarantor will furnish promptly to Agent and Lenders such additional information concerning such Guarantor as Agent or a Lender may reasonably request.

(3)           Each Guarantor will comply with all of the covenants contained in the Loan Agreement with which Borrower agrees in the Loan Agreement to cause such Guarantor to comply, as if such Guarantor were a party to the Loan Agreement, and all of such covenants are incorporated herein by reference as if set forth herein in full.

(4)           Neither Guarantor shall (i) engage in any material business or activities, or enter into, execute or perform any material agreement, arrangement, instrument or transaction, (ii) own any material property (other than Equity Interests of the Borrower and, indirectly, the Borrower’s Subsidiaries), (iii) incur any indebtedness, or (iv) grant any Liens in any of its property, in each case, other than (A) entering into and performing its obligations under this Guaranty Agreement and the Loan Documents to which it is a party, (B) undertaking activities incidental to its status as a holding company, (C) incurring and discharging limited liability company or corporate and administrative overhead, costs and expenses relating to maintenance of its existence or otherwise relating to the business of its Subsidiaries in accordance with the Loan Documents, (D) issuing, selling and redeeming its own Equity Interests, subject to the terms of this Guaranty Agreement and the Loan Agreement, (E) holding directors and members’ meetings or (F) as specifically contemplated by the Loan Agreement or otherwise consented to by the Required Lenders.

(5)           HC Government Realty Trust, Inc., a Maryland corporation and Guarantor, shall use its commercially reasonable efforts to maintain its status as a “real estate investment trust” in compliance with all applicable provisions under the Internal Revenue Code relating to such status.

IX.           Upon the occurrence and during the continuance of an Event of Default, Agent and each Lender shall have the right to set off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Agent or such Lender to any Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Agent or such Lender shall have made any demand under this Guaranty Agreement. The rights and remedies of Agent and Lenders hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

X.           Each Guarantor hereby agrees that the Subordinated Indebtedness (as hereinafter defined) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness, and each Guarantor hereby assigns the Subordinated Indebtedness to Agent and Lenders as security for the Guaranteed Indebtedness. If any sums shall be paid to any Guarantor by Borrower or any other person or entity on account of the Subordinated Indebtedness, such sums shall be held in trust by such Guarantor for the benefit of Agent and the Lenders and shall forthwith be paid to Agent without affecting the liability of such Guarantor under this Guaranty Agreement. For purposes of this Guaranty Agreement, the term “Subordinated Indebtedness” means all indebtedness, liabilities, and obligations of Borrower or any Subsidiary to each Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or whether the obligations of Borrower or such Subsidiary thereon are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of the person or persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor.

XI.           No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by such Guarantor and the Required Lenders. No failure on the part of Agent or Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

XII.           This Guaranty Agreement is for the benefit of Agent and Lenders and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on each Guarantor, but on each Guarantor’s successors and assigns.

XIII.                      Each Guarantor recognizes that Agent and Lenders are relying upon this Guaranty Agreement and the undertakings of such Guarantor hereunder in making extensions of credit to Borrower under the Loan Agreement and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to Agent and Lenders in entering into the Loan Agreement. Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

XIV.                      This Guaranty Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America. Any action or proceeding against any Guarantor under or in connection with this Guaranty Agreement may be brought in any federal court of competent jurisdiction in the Southern District of New York and in any state court sitting in New York, New York, and each Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of such courts, and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court. Each Guarantor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified in the Loan Agreement. Nothing herein shall affect the right of the Agent or Lenders to serve process in any other manner permitted by law or shall limit the right of Agent or Lenders to bring any action or proceeding against any Guarantor or with respect to any of a Guarantor’s property in courts in other jurisdictions. Any action or proceeding by any Guarantor against Agent or Lenders shall be brought only in a federal court of competent jurisdiction in the Southern District of New York or in any state court sitting in New York, New York.

XV.           Each Guarantor shall pay all reasonable and documented out-of-pocket attorneys’ fees and all other reasonable and documented out-of-pocket costs and expenses incurred by Agent or Lenders in connection with the preparation, administration, amendment, enforcement, or collection of this Guaranty Agreement.

XVI.                      To the fullest extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand for payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

XVII.                      Lenders and Agent may exercise any and all rights granted to them under the Loan Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement. Any notices given hereunder shall be given in the manner provided by and to the addresses set forth in the Loan Agreement (and any notice to the Guarantor shall be provided care of the Borrower).

XVIII.                      Each Guarantor hereby represents and warrants to Agent and Lenders that such Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and that such Guarantor is not relying upon Agent or Lenders to provide (and neither Agent or Lenders shall have any duty to provide) any such information to such Guarantor either now or in the future.

XIX.                      Each Guarantor understands and agrees that (a) Agent and Lenders’ document retention policy involves the imaging of executed loan documents and the destruction of the paper originals, and (b) each Guarantor waives any right that it may have to claim that the imaged copies of the Loan Documents are not originals.

XX.           EACH GUARANTOR, AGENT AND LENDERS (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN ANY GUARANTOR AND AGENT OR LENDERS ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY RELATIONSHIP BETWEEN ANY GUARANTOR, AGENT AND/OR LENDERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO AGENT AND LENDERS TO PROVIDE THE FINANCING EVIDENCED BY THE LOAN AGREEMENT AND THE LOAN DOCUMENTS.

XXI.                      THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF EACH GUARANTOR, AGENT AND LENDERS WITH RESPECT TO SUCH GUARANTOR’S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE. THERE ARE NO ORAL AGREEMENTS BETWEEN ANY GUARANTOR, AGENT AND/OR LENDERS. THIS GUARANTY AGREEMENT MAY NOT BE AMENDED EXCEPT IN WRITING BY EACH GUARANTOR AND THE REQUIRED LENDERS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

DATED and EFFECTIVE as of the day and year first written above.

GUARANTORS:

HOLMWOOD PORTFOLIO HOLDINGS, LLC, a Delaware limited liability company

By:
/s/ Robert R. Kaplan, Jr.
Name: Robert R. Kaplan, Jr.
Title: President

HC GOVERNMENT REALTY TRUST, INC.,
a Maryland corporation

By:
/s/ Robert R. Kaplan, Jr.
Name: Robert R. Kaplan, Jr.
Title: President

signature page to holding company guaranty agreement

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